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                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
RLI Corp.:

We consent to the use of our reports incorporated herein by reference in this Registration Statement of RLI Corp. on Form S-8 (relating to the registration of 230,000 RLI Corp. Common Shares for the RLI Corp. Executive Deferred Compensation Agreement, the RLI Corp. Director Deferred Compensation Plan and the RLI Corp. Key Employee Excess Benefit Plan) and to the reference to our firm under the heading "Experts" in the Prospectuses.

                           /s/ KPMG LLP

Chicago, Illinois
March 24, 1999

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